UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Path 1 Network Technologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3989885
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6215 Ferris Square, Suite 140 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-105638

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of three shares of common stock and two Common Stock Purchase Warrants, each to purchase one share of Common Stock	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of securities required by this Item is contained under the heading “Description of Securities” in our Registration Statement on Form SB-2, File No. 333-105638, originally filed with the Securities and Exchange Commission on May 29, 2003, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the “Registration Statement”). The Registration Statement is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

(a)	Form of Underwriting Agreement. (1)

(b)	Certificate of Incorporation, as amended. (2)

(c)	Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on February 28, 2002. (3)

(d)	Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on July 23, 2003. (5)

(e)	Amended and Restated Bylaws. (2)

(f)	Specimen of Common Stock Certificate. (6)

(g)	Form of Unit Certificate. (6)

(h)	Form of Warrant Agreement (including Form of Warrant to Purchase Common Stock). (6)

(i)	Form of Purchase Warrant issued to Paulson Investment Company, Inc. (6)

(1)	Incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2, filed with the Commission on June 13, 2003.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form 10, filed with the Commission on May 23, 2000, as amended by Form 10/A filed with Commission on June 8, 2000.
(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 15, 2002.
(4)	Incorporated by reference to Registration Statement on Form SB-2, filed with the Commission on May 22, 2003.
(5)	Incorporated by reference to Current Report on Form 8-K, filed with the Commission on July 23, 2003.
(6)	Incorporated by reference to Registration Statement on Form SB-2, filed with the Commission on July 25, 2003.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 25, 2003	PATH 1 NETWORK TECHNOLOGIES INC.

	By:	/s/ FREDERICK A. CARY
Frederick A. Cary President and Chief Executive Officer

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